UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2008

Icahn Enterprises L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY	10153
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 22, 2007, American Entertainment Properties Corp., our wholly owned indirect subsidiary (“AEP”), entered into a Membership Interest Purchase Agreement, as amended, with W2007/ACEP Holdings, LLC, an affiliate of Whitehall Street Real Estate Funds, a series of real estate investment funds affiliated with Goldman, Sachs & Co., to sell all of AEP’s issued and outstanding membership interests in American Casino & Entertainment Properties, LLC (“ACEP”). On February 20, 2008, the transaction was consummated, resulting in a gain of approximately $700 million, before taxes.

On February 21, 2008, we and ACEP issued a press release announcing the completion of the sale, the completion of ACEP’s previously announced tender offer and ACEP’s repayment in full of all amounts outstanding, and termination of all commitments, under its credit facility. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The pro forma financial information required to be filed pursuant to Items 2.01 and 9.01 is set forth below under Item 9.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro Forma Financial Information

The pro forma information required to be filed pursuant to Items 2.01 and 9.01 of Form 8-K is attached hereto as Exhibit 99.2 and is incorporated by reference in this Item 9.01.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated February 21, 2008.
99.2	Pro forma financial information.

[remainder of page intentionally left blank; signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P.

(Registrant)

	By:	Icahn Enterprises G.P. Inc.
its General Partner

		By:	/s/ Andrew R. Skobe
Andrew R. Skobe
Principal Financial Officer

Date: February 26, 2008